UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K/A

(Amendment No. 1 )

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 30, 2013

Affordable Green Homes International
(Exact name of Registrant as specified in its charter)

Nevada	0-52950	87-0785410
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1325 Spruce St, Suite 308
Riverside, CA 92507
(Address of principal executive offices)

(951) 538-8362
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 4.	Matters Related to Accountants and Financial Statements.

Item 4.01.	Changes in Registrant’s Certifying Accountant.

On November 30, 2013, Affordable Green Homes International (the “Registrant”) was informed by Ronald Chadwick, P.C. (“Ronald Chadwick”) that it was resigning as the Registrant’s independent registered public accounting firm due to the retirement of Ronald Chadwick. On November 30, 2013, the Registrant retained Cutler & Co., LLC (“Cutler”) as its principal independent accountants. The decision to retain Cutler as the principal independent accountants was approved by the Registrant’s Board of Directors.

The Resignation of Ronald Chadwick

Ronald Chadwick was the independent registered public accounting firm for the Registrant from November 26, 2007 until November 30, 2013. Ronald Chadwick’s reports on the Registrant’s financial statements for the periods ended March 31, 2011 and 2010 and for the period from October 10, 2006 (Inception) to March 31, 2011 did not (a) contain an adverse opinion or disclaimer of opinion, or (b) was modified as to uncertainty, audit scope, or accounting principles, or (c) contained any disagreements on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of Ronald Chadwick, would have caused it to make reference to the subject matter of the disagreements in connection with its reports. From the years ended March 31, 2011 and 2010 and the subsequent period through November 30, 2013 there did not (a) contain an adverse opinion or disclaimer of opinion, or (b) was modified as to uncertainty, audit scope, or accounting principles, or (c) contained any disagreements on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of Ronald Chadwick, would have caused it to make reference to the subject matter of the disagreements in connection with its reports. None of the reportable events set forth in Item 304(a)(1)(iv) of Regulation S-K occurred during the period in which Ronald Chadwick served as the Registrant’s principal independent accountants.

However, the reports of Ronald Chadwick on our financial statements for years ending March 31, 2011 and 2010 and for the period from October 10, 2006 (Inception) to March 31, 2011 contained an explanatory paragraph which noted that there was substantial doubt as to our ability to continue as a going concern.

The Registrant has provided Ronald Chadwick with a copy of this disclosure and has requested that Ronald Chadwick furnish it with a letter addressed to the U.S. Securities and Exchange Commission stating whether it agrees with the above statements, and if not, stating the respects in which it does not agree. A copy of the letter from Ronald Chadwick addressed to the Securities and Exchange Commission dated January 23, 2014 is filed as Exhibit 16.1 to this Current Report on Form 8-K.

The Engagement of Cutler

Prior to November 30, 2013, the date that Cutler was retained as the principal independent accountants of the Registrant:

(1) The Registrant did not consult Cutler regarding either the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on Registrant’s financial statements;

(2) Neither a written report nor oral advice was provided to the Registrant by Cutler that they concluded was an important factor considered by the Registrant in reaching a decision as to the accounting, auditing or financial reporting issue; and

(3) The Registrant did not consult Cutler regarding any matter that was either the subject of a “disagreement” (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or any of the reportable events set forth in Item 304(a)(1)(v) of Regulation S-K.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

16.1	Letter, dated February 17, 2014, from Ronald Chadwick, P.C. to the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Affordable Green Homes International

	By:	/s/ Michael Vahl
	Name:	Michael Vahl
	Title:	President and Chief Executive Officer

Date: February 26, 2014